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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Caspian Energy International, Inc.
Dallas, Texas

We agree to the inclusion in the Registration Statement of Caspian Energy International, Inc. of our report dated June 12, 2001, accompanying the Form 10-SB financial statements of Caspian Energy International, Inc. contained in such Registration Statement.

/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP
Dallas, Texas

January 10, 2002